Exhibit 5

Fort Lauderdale
Jacksonville	One Southeast Third Avenue
Los Angeles	25th Floor
Madison	Miami, Florida 33131-1714
Miami
New York	www.akerman.com
Orlando
Tallahassee	305 374 5600 tel 305 374 5095 fax
Tampa
Tysons Corner
Washington, DC
West Palm Beach

July 11, 2008

Cache, Inc.

1440 Broadway

New York, NY  10018

RE:   Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Cache, Inc., a Florida corporation (the “Company”), in connection with the preparation and filing by the Company with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”). Such Registration Statement relates to the registration by the Company of 800,000 shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”) that may be issued pursuant to the Company’s 2008 Stock Option and Performance Incentive Plan (the “Plan”), subject to shareholder approval of the Plan.

In connection with the Registration Statement, we have examined, considered and relied upon a Secretary’s Certificate of the Company, dated July 11, 2008, and copies of such documents and instruments that we have deemed necessary for the expression of the opinions contained herein. In our examination of these documents, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents, the authenticity of all documents submitted to us as originals and the conformity to the original documents of all copies. Based upon the foregoing examination, we are of the opinion that the shares of Common Stock have been duly authorized and, when issued in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable shares of Common Stock of the Company.

The opinion expressed herein is limited to the federal securities laws of the United States of America and the corporate laws of the State of Florida and we express no opinion as to the effect on the matters covered of the laws of any other jurisdiction. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ AKERMAN SENTERFITT